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                               UNITED STATES
                    SECURITIES AND EXCHANAGE COMMISSION
                          Washington D. C. 20549

                                 FORM 8-K

                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 22, 1998

                            ZONIC CORPORATION
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)

              Ohio                    0-12283           31-0791199
-------------------------------     -----------    ------------------
(State or other jurisdiction of     (Commission     (I.R.S. Employer
incorporation or organization       file number)   Identification No.)

     Park 50 TechneCenter, 50 W TechneCenter Drive, Milford, Ohio  45150
     -------------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code (513-248-1911)
                                                   --------------


Item 4.  Changes in Registrant's Certifying Accountant
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     Effective December 17, 1998, the Board of Directors of Zonic
Corporation (the "Company"), dismissed its former auditor and selected Clark, Schaefer, Hackett & Co., located in Cincinnati, Ohio as the sole auditor for the Company for the fiscal year ending March 31, 1999. Since November 11, 1991 Deloitte & Touche LLP ("Deloitte"), also located in Cincinnati, Ohio acted as the Company's auditor. The decision to change auditors was recommended by the Board of Directors based upon management's belief that the Company could substantially reduce its accounting fees by selecting a local rather than national accounting firm.

     Deloitte's report on the financial statements of the Company has not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte's reports for the last six fiscal years expressed uncertainty as to the Company's ability to continue as a going concern. The Company has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Deloitte's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

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Item 7.  Financial Statements and Exhibits.
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    (c)  Exhibits                                    Filed Herewith
                                                        (Page No.)
                                                        ----------

              Exhibit
              -------
              10.1      Letter of Deloitte & Touche
                        to be filed within 10 days
                        of this filing.


SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZONIC CORPORATION


By:  /s/  James B. Webb, President
          ------------------------

Date:  December 22, 1998



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